UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016
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NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

NCI Building Systems Inc. (“NCI”) filed a Current Report on Form 8-K on December 8, 2016 in connection with the announcement of NCI’s financial results for the fourth fiscal quarter and fiscal year ended October 30, 2016 (the “Original Filing”). The Supplemental Presentation filed as Exhibit 99.2 to the Original Filing contained incorrect percentages for the year-over-year volume changes for each of NCI’s segments on the slide titled “4Q 2016 Revenues and Volumes – by Segment” (Slide 7). This Amendment No. 1 solely amends and restates Exhibit 99.2 to correct those volume change percentages.

Item 2.02. Results of Operations and Financial Condition.

On December 8, 2016, NCI issued a press release (the “Press Release”) announcing NCI’s financial results for the fourth fiscal quarter and fiscal year ended October 30, 2016. A copy of the Press Release is attached as Exhibit 99.1.

Additionally, attached hereto as Exhibit 99.2 is a supplemental operational and financial presentation with the results for the fourth fiscal quarter and fiscal year ended October 30, 2016 and forward-looking statements relating to the first fiscal quarter ending January 29, 2017 (the “Supplemental Presentation”). The Supplemental Presentation will be posted on the company’s website, www.ncibuildingsystems.com, on December 8, 2016.

 NCI’s Press Release and Supplemental Presentation include Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income (Loss), Adjusted Net Income (Loss) Applicable to Common Shares, Adjusted Net Income (Loss) Per Diluted Common Share and Backlog, which are non-GAAP financial measures. Adjusted EBITDA excludes restructuring and impairment charges, strategic development and acquisition related costs, gain on legal settlements, gain from bargain purchase, gain (loss) on sale of assets and asset recovery, fair value adjustment of acquired inventory, and share-based compensation. Adjusted Operating Income (Loss) excludes restructuring and impairment charges, strategic development and acquisition related costs, gain (loss) on sale of assets and asset recovery, fair value adjustment of acquired inventory and amortization of short lived acquired intangible. Adjusted Net Income (Loss) Applicable to Common Shares and Adjusted Net Income (Loss) Per Diluted Common Share exclude restructuring and impairment charges, strategic development and acquisition related costs, gain (loss) on sale of assets and asset recovery, gain from bargain purchase, gain on legal settlements, fair value adjustment of acquired inventory, amortization of short lived acquired intangible and the tax effect of the applicable non-GAAP adjustments. Adjusted EBITDA is calculated based on the terms contained in NCI’s term loan credit agreement. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by sales. Backlog represents the estimated amounts under contractual agreements for products expected to be delivered to our customers under the contractual terms.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income (Loss), Adjusted Net Income (Loss) Applicable to Common Shares, Adjusted Net Income (Loss) Per Diluted Common Share and Backlog are measures used by management and, therefore, provided to investors to provide comparability between periods of underlying operational results. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income (Loss), Adjusted Net Income (Loss) Applicable to Common Shares, Adjusted Net Income (Loss) Per Diluted Common Share and Backlog should not be considered in isolation or as substitutes for net income (loss), operating income (loss), net income (loss) applicable to common shares, net income (loss) per diluted common share or revenue determined in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures and reconciliations thereof to the most directly comparable measures prepared in accordance with generally accepted accounting principles are included in the Press Release furnished as Exhibit 99.1 hereto and the Supplemental Presentation attached hereto as Exhibit 99.2.

The information in this Item 2.02, and in Exhibit 99.1 and Exhibit 99.2 which are attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that NCI expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 8, 2016
99.2	Supplemental Presentation dated December 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: December 8, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 8, 2016
99.2	Supplemental Presentation dated December 8, 2016